SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:
[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                           AXP Partners Series, Inc.
                           AXP Discovery Series, Inc.
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                (Name of Registrant as Specified In Its Charter)

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[ ]   Fee computed on table below per Exchange Act Rules
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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

(logo)
American
  Express(R)
 Funds


AXP(R) Partners
         Small Cap
             Core
                Fund

AXP(R)
   Discovery
        Fund

901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

INFORMATION STATEMENT

(logo)
AMERICAN
 EXPRESS
(R)

(logo)
AMERICAN
 EXPRESS
(R)


American Express Funds
70100 AXP Financial Center
Minneapolis, MN 55474

[Date]

Dear Shareholder:

Effective Dec. 22, 2003, Pilgrim Baxter & Associates, Ltd (Pilgrim Baxter), one of the subadvisers to AXP(R) Partners Small Cap Core Fund and AXP(R) Discovery Fund, was replaced with two new subadvisers; American Century Investment Management, Inc. (American Century) and Lord, Abbett & Co. LLC (Lord Abbett). Wellington Management Company, LLP (Wellington Management) continues their subadvisory role on a portion of the Fund.

Both American Century and Lord Abbett offer a strong and deep investment management team committed to the small-cap core strategy, coupled with a consistent and repeatable investment process. These characteristics will help the Funds achieve their investment goal, which is to provide long-term capital appreciation by providing diversified exposure to the small-cap segment of the market.

American Express constantly seeks top talent in the investment industry to manage the American Express(R) Partners Funds -- giving investors the unique opportunity to benefit from the combination of prominent external money management and American Express Funds services. American Century and Lord Abbett are well-recognized investment managers considered to be some of the top talent in the industry today. The experience and talent of these firms, combined with that of Wellington Management, forms an investment team that should benefit you in the long term.

Thank you for investing in the American Express(R) Funds. Please consult with your financial advisor for further information regarding your investment.

Sincerely,




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2 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

INFORMATION STATEMENT

This information statement is being provided to the shareholders of AXP Partners Small Cap Core Fund and AXP Discovery Fund (each a "Fund" and together the "Funds") in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds have received from the Securities and Exchange Commission. This exemptive order permits American Express Financial Corporation ("AEFC"), subject to approval of the Board of Directors (the "Board"), to select the subadviser AEFC believes to be best suited to achieve each Fund's investment objective. For example, a Fund may exercise this authority in order to hire an additional subadviser, to replace a subadviser or if there is a change in control of a subadviser. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This information statement is being mailed to shareholders of the Funds on or about Feb. __, 2004.

THE FUNDS AND THEIR MANAGEMENT AGREEMENTS

AXP Partners Small Cap Core Fund is a series of AXP Partners Series, Inc. AXP Discovery Fund is a series of AXP Discovery Series, Inc. Each corporation has entered into an Investment Management Services Agreement (the "IMS Agreement") with AEFC dated Dec. 1, 2002. AEFC selects subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of these subadvisers on an ongoing basis and recommends changes to subadvisers as appropriate. AEFC, subject to the approval of the Board, also is responsible for allocating assets among subadvisers if a Fund has more than one subadviser. As compensation for its services, AEFC receives a management fee from the Fund and AEFC is responsible for payment of all fees to the subadvisers. Your Fund, therefore, pays no fees directly to the subadvisers.

AEFC recommends subadvisers to the Board based on AEFC's continuing evaluation of the subadvisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadviser and AEFC does not expect to recommend frequent changes in subadvisers.

Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement"). The subadvisers do not provide any services to the Fund under the Subadvisory Agreements except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"). A subadviser is allowed to use soft dollar arrangements, in which brokers provide research to a fund or its investment adviser in return for allocating fund brokerage, provided that the subadviser's procedures are acceptable to AEFC and consistent with Board and AEFC policies.

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3 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

                  AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                             LORD, ABBETT & CO. LLC

                       AND THE NEW SUBADVISORY AGREEMENTS

Prior to Dec. 22, 2003, a portion of each Fund's assets was managed by Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter"). At a meeting of the Executive Committee of the Board, held on Dec. 9, 2003, the Committee approved the recommendation of AEFC to terminate the Subadvisory Agreement with Pilgrim Baxter and to approve new Subadvisory Agreements with American Century Investment Management, Inc. ("American Century") and Lord, Abbett & Co. LLC ("Lord Abbett"), which became effective on Dec. 12, 2003. At a meeting held on Jan. 7-8, 2004, the decision was ratified by the full Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members").

The recommendation to replace Pilgrim Baxter with American Century and Lord Abbett was made by AEFC in the ordinary course of its ongoing evaluation of the subadvisers' performance and investment strategy and after extensive research of numerous candidate firms and analysis of each candidate's people, philosophy, investment process and long-term performance record. The recommendation to hire American Century and Lord Abbett was based on AEFC's belief that American Century and Lord Abbett are high quality subadvisers with a demonstrated ability to manage assets and manage overall risk of a portfolio and would be appropriately suited to co-manage the Funds with the Funds' other subadviser.

Under the IMS Agreement, each Fund pays AEFC a fee as follows:

AXP Partners Small Cap Core

Assets (billions)                      Annual rate at each asset level
First    $0.25                                     0.970%
Next      0.25                                     0.945
Next      0.25                                     0.920
Next      0.25                                     0.895
Over      1.00                                     0.870

AXP Discovery

Assets (billions)                      Annual rate at each asset level
First    $0.25                                     0.640%
Next      0.25                                     0.615
Next      0.25                                     0.590
Next      0.25                                     0.565
Next      1.00                                     0.540
Over      2.00                                     0.515

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4 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

From this fee, AEFC will pay the subadvisers at the following rates:

o American Century: 0.65% on the first $25 million gradually reducing to 0.55% over $50 million.

o Lord Abbett: 0.65% on the first $100 million reducing to 0.55% over $100 million.

The fee paid by AEFC to Pilgrim Baxter was 0.50% on the first $150 million, 0.45% on the next $150 million, 0.40% on the next $450 million and 0.35% thereafter. For the last fiscal year, the following fees were paid to AEFC and to Pilgrim Baxter.

                                                                   Fees paid
                                                Fees paid         by AEFC to
                                                 to AEFC*        Pilgrim Baxter
AXP Partners Small Cap Core
(fiscal year ended 5/31/2003)                     $375,456         $ 98,829

AXP Discovery
(fiscal year ended 7/31/2003)                     $752,017         $337,687

* AEFC uses these fees to pay all three subadvisers.

Other than the identity of the subadviser, the fee schedule, and renewal dates, there are no material differences between the Pilgrim Baxter Subadvisory Agreement and the American Century and Lord Abbett Subadvisory Agreements.

INFORMATION ABOUT AMERICAN CENTURY

American Century, founded in 1958 and backed by more than 40 years of investment management experience, offers a family of nearly 70 actively managed mutual funds. As of Dec. 31, 2003, American Century had approximately $87 billion in assets under management. American Century, with principal offices at 4500 Main Street, Kansas City, MO 64111, is a wholly-owned subsidiary of American Century Companies, Inc. The following table provides information on the principal executive officers and directors of American Century.

Name                                              Title and Principal Occupation

Robert C. Puff                                             Chairman of the Board

William M. Lyons                 President, Chief Executive Officer and Director

Robert T. Jackson             Executive Vice President, Chief Accounting Officer
                                                                   and Treasurer

Paul A. Ehrhardt                                         Chief Operating Officer

David Reinmiller                                        Chief Compliance Officer

Mark Mallon                                             Chief Investment Officer

James E. Stowers, Jr.                                                   Director

James E. Stowers III                                                    Director

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5 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

Other Funds with Similar Investment Objectives Managed by American Century

                                          Assets ($ millions)
Name                                      As of Dec. 31, 2003    Management Fee*
American Century Small Company Fund          $556.6 million           0.90 %

* Annual rate based on average daily net assets.

INFORMATION ABOUT LORD ABBETT

Lord Abbett, founded in 1929, is an independent money management firm structured as a limited liability company. Lord Abbett is owned by forty-six individuals who fully participate in the management and operation of the firm's investment activities. Lord Abbett manages equity, fixed income and balanced portfolios for institutional accounts in addition to a family of mutual funds, variable annuity accounts and wrap fee assets. As of Dec. 31, 2003, Lord Abbett had approximately $72.2 billion in assets under management. Lord Abbett's principal offices are located at 90 Hudson Street, Jersey City, NJ, 07302-3973. For information on the principal executive officers and directors, please see attachment A.

Other Funds with Similar Investment Objectives Managed by Lord Abbett

                                          Assets ($ millions)
Name                                      As of Dec. 31, 2003    Management Fee*
Lord Abbett Small-Cap Blend Fund            $188.6 million            0.75 %

* Annual rate based on average daily net assets.

In evaluating the recommendation to hire American Century and Lord Abbett as subadvisers for the Funds, the Board considered, among other factors:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of its personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o    The subadviser's proposed investment strategy for the Funds.

o The Funds' long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o    The investment management fee paid by Funds shareholders will not change.

The terms of the Subadvisory Agreement are consistent with the language of the registration statements of the Funds and the IMS Agreement between each Fund and AEFC.

Based on the foregoing analysis, the Board concluded that the approval of each Subadvisory Agreement is in the best interests of each Fund and its shareholders.

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6 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

AEFC, subject to the approval of the Board, decides the proportion of Fund assets to be managed by each subadviser and may change these proportions at any time. Currently, AEFC anticipates allocating assets so that each subadviser, over time, will manage approximately one-third of each Fund. As of Nov. 30, 2003, the Funds' assets were managed as follows:

                                      Wellington               Pilgrim Baxter
AXP Partners Small Cap Core                53%                         47%
AXP Discovery                              55%                         45%

FINANCIAL INFORMATION

The Funds' most recent annual report and semiannual report are available on request, without charge, by writing to 70100 AXP Financial Center, Minneapolis, Minnesota 55474 or calling (800) 862-7919, or via the Web site at www.americanexpress.com.

RECORD OF BENEFICIAL OWNERSHIP

For AXP Partners Small Cap Core Fund, as of the record date of Dec. 31, 2003, clients of Charles Schwab & Co., Inc., a brokerage firm, held 19.24% of Class A shares.

For AXP Discovery Fund, as of the record date of Dec. 31, 2003, Hal C. Beckley, Branford, CT, held 49.42% of Class C shares, Thai Duc Bui, Redwood City, CA, held 23.97% of Class C shares, AEFC, Minneapolis, MN held 5.82% of Class C shares and Teresa M. Greenfield, Seattle, WA, held 5.78% of Class C shares.

As of Dec. 31, 2003, Board members and officers of each Fund owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

Feb. __, 2004

By Order of the Board of Directors

Leslie L. Ogg, Secretary

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7 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

Attachment A

                                                                    Years       Year
                                                                   of Inv.     Started      Highest               CFA
Name                       Title                                    Exp.       w/firm       Degree               (Y/N)
Robert S. Dow              Managing Partner &
                           Chief Investment Officer                  31         1972        MBA
Tracie E. Ahern            Director of Portfolio
                           Accounting and Operations                 18         1999        BS/MBA
Joan Binstock              Chief Operations Officer                  25         1999        BA/MBA/CPA
Michael R. Brooks          Central Division Director                 14         2002        BS
Zane E. Brown              Director of Fixed Income Investments      28         1992        MBA
Patrick J. Browne          Eastern Division Director                 13         2002        BS
Daniel E. Carper           Mutual Fund Sales and
                           Marketing Director                        26         1979        BA
Sholom Dinsky              Portfolio Manager - Large Cap Value       36         1999        MA/BBA/CFA             Y
John J. DiChiaro           Senior Strategy Coordinator -
                           Small Cap Growth                          24         2003        BS/MBA
Lesley-Jane Dixon          Portfolio Manager/
                           Senior Research Analyst                   17         1995        BS/CFA                 Y
Kevin P Ferguson           Portfolio Manager - Mid Cap Growth        11         1998        MBA
Robert P. Fetch            Senior Portfolio Manager -
                           Small Cap Value                           27         2003        MBA/CFA                Y
Daria L. Foster            Senior Marketing and
                           Client Service Director                   26         1990        BA
Daniel H. Frascarelli      Portfolio Manager - Large Cap Value       20         1990        MBA/CFA                Y
Robert I. Gerber           Director of Taxable Fixed Income          16         1997        PhD
Michael S. Goldstein       Portfolio Manager - Fixed Income          13         1997        MBA/CFA                Y
Michael A. Grant           Director of Institutional Marketing       17         1993        BS
Howard E. Hansen           Portfolio Manager - Mid Cap Value         18         1998        MBA/CFA                Y
Paul A. Hilstad            General Counsel                           29         1995        AB/JD
Charles F. Hofer           Client Portfolio Manager                  24         1999        BS/CFA                 Y
Cinda C. Hughes            Client Portfolio Manager -
                           Small Cap Growth                          17         1997        BA/CFA                 Y
W. Thomas Hudson, Jr.      Director of Equity Mutual Funds           38         1999        BS/CFA                 Y
Ellen G. Itskovitz         Senior Research Analyst -
                           High Yield/Convertible                    22         1998        MBA/CFA                Y


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8 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

Attachment A (continued)

                                                                    Years       Year
                                                                   of Inv.     Started      Highest               CFA
Name                       Title                                    Exp.       w/firm       Degree               (Y/N)
Lawrence H. Kaplan         Deputy General Counsel                    22         1997        AB/JD
Robert A. Lee              Portfolio Manager - Fixed Income          12         1997        BS
Maren Lindstrom            Portfolio Manager                         18         1999        MBA
Gregory M. Macosko         Senior Analyst                            12         1996        MBA
Thomas Malone              Western Division Director                 15         2002        BS
Charles Massare, Jr.       Director of Quantitative Research
                           & Risk Management                         31         1998        MBA/CFA                Y
F. Thomas O'Halloran       Portfolio Manager - Small Cap Growth      16         2001        AB/JD/MBA/CFA          Y
Paul L. McNamara           Director of Institutional Mutual Funds    31         1996        BS
Robert G. Morris           Director of Equity Investments            32         1991        MA/CFA                 Y
Robert J. Noelke           National Sales Manager                    23         1989        BS
A. Edward Oberhaus, III    Manager of Equity Trading                 21         1983        BA
R. Mark Pennington         Director of Private Advisory Services     20         1988        BBA
Walter H. Prahl            Director of Quantitative Research,
                           Taxable Fixed Income                      18         1997        PhD
Michael D. Rose            Director of Retirement Planning            8         2002        BA
Eli M. Salzmann            Director of Large Cap Value
                           Equity Management                         17         1997        MBA
Douglas B. Sieg            Director of Marketing                      9         1994        BS
Richard D. Sieling         Managing Director -
                           Lord Abbett Limited                       15         1998        BBA/MIM
Michael T. Smith           Portfolio Manager -
                           Small Cap Value/Small Cap Blend           16         1997        MBA
Richard D. Smola           Portfolio Manager - Municipals            22         1991        MBA
Diane Tornejal             Director of Human Resources               33         1999        BA/MSW
Christopher J. Towle       Senior Portfolio Manager -
                           Convertibles and High Yield               23         1987        BA/CFA                 Y
Ed von der Linde           Portfolio Manager - Mid Cap Value         18         1988        MBA
Marion Zapolin             Chief Financial Officer                   34         1997        CPA

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9 - AXP PARTNERS SMALL CAP CORE FUND/AXP DISCOVERY FUND - INFORMATION STATEMENT

AXP Partners Small Cap Core Fund
AXP Discovery Fund
70100 AXP Financial Center
Minneapolis, MN 55474

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(logo)
AMERICAN
   EXPRESS
(R)
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                                                                 S-6312 A (2/04)